SCHEDULE 14A
                                 (Rule 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for use of the Commission only (as permitted by Rule
      14a-6(e)(2))

[X] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to Rule 14a-11 ( c ) or Rule 14a-12

--------------------------------------------------------------------------------

                          TAPISTRON INTERNATIONAL, INC.
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

         (5) Total fee paid:


         -----------------------------------------------------------------------

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:

      --------------------------------------------------------------------------

      (2)  Form, Schedule or Registration Statement No.:

      --------------------------------------------------------------------------

      (3)  Filing Party:

      --------------------------------------------------------------------------

      (4)  Date Filed:

      --------------------------------------------------------------------------

                          TAPISTRON INTERNATIONAL, INC.
                              6203 Alabama Highway
                                 P. O. Box 1067
                             Ringgold, Georgia 30736

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                 JANUARY 6, 2000

--------------------------------------------------------------------------------
To the Shareholders of Tapistron International, Inc.:

You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Tapistron International, Inc. (the "Company"), which will be held on January 6, 2000, at 1:00 p.m., local time, at the Northwest Georgia Trade and Convention Center in Dalton, Georgia for the following purposes:

1. To approve the expansion of the board of directors from six (6) to nine (9) members.

2. To elect three (3) directors to serve a three-year term or until their successors have been duly elected and qualified.

3. To approve an amendment to the 1992 Stock Option Plan increasing the number of shares available for grant from 1,350,000 to 5,400,000 shares.

4. To approve an amendment to the by-laws to authorize the removal of non-attending board members.

5. To ratify the selection of Dudley, Hopton-Jones, Sims & Freeman, PLLP, as the Company's independent public auditors for fiscal year 2000.

6. To transact such other business as may properly come before the meeting or any adjournment thereof.

Detailed information relating to the Company's activities and operating performance during the fiscal year ended July 31, 1999, is contained in the Annual Report on Form 10-K of the Company, which is being mailed to you with this Proxy Statement, but is not a part of the proxy soliciting material. If you do not receive or have access to the 1999 Annual Report, please notify Floyd S. Koegler, Jr., Chief Financial Officer, Tapistron International, Inc. 6203 Alabama Highway, P. O. Box 1067, Ringgold, Georgia 30736-1067, (706) 965-9300.

The close of business on November 12, 1999 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the 1999 Annual Shareholders' Meeting. The stock transfer books of the Company will not be closed.

                                            By Order of the Board of Directors

                                            /s/ Reg Burnett
                                            -------------------------------
                                            Chairman of the Board

December 1, 1999

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE STAMPED ENVELOPE PROVIDED. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.

                          TAPISTRON INTERNATIONAL, INC.

                              6203 Alabama Highway
                                 P. O. Box 1067
                             Ringgold, Georgia 30736

                                 PROXY STATEMENT
                                       For
                         Annual Meeting of Shareholders
                           To be Held January 6, 2000

This statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the "1999 Annual Meeting") of the Company to be held on January 6, 2000, at 1:00 p.m., local time, at the Northwest Georgia Trade & Convention Center, Dalton, Georgia, and at any adjournment or adjournments thereof.

The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company. The entire cost of soliciting these proxies will be borne by the Company. In addition to being solicited through the mails, proxies may be solicited personally or by telephone or telegraph by officers, directors and employees of the Company who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons, who will be reimbursed for their reasonable expenses in such connection.

It is expected that this Proxy Statement and the accompanying form of proxy will first be sent to shareholders on or about December 1, 1999.

At the 1999 Annual Meeting, the shareholders will vote to approve the expansion of the board of directors from six (6) to nine (9) members, to elect three (3) directors, approve an amendment to the 1992 Stock Option Plan increasing the number of shares available for grant from 1,350,000 to 5,400,000 shares, approve an amendment to the by-laws to authorize the removal of non-attending board members, and ratify the Board of Directors' selection of the Company's independent auditors for fiscal year 2000.

The affirmative vote of a plurality of the shares present or represented at the meeting, if a quorum exists, is required to elect the directors and to ratify the Board of Directors' selection of the Company's independent auditors for the fiscal year 2000. The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the 1999 Annual Meeting is necessary to constitute a quorum.

Shareholders are urged to sign the enclosed form of proxy and return it promptly in the envelope enclosed for that purpose. Proxies will be voted in accordance with the shareholders' directions. If no directions are given, proxies will be voted FOR the approval of the expansion of the Board of Directors from six (6) to nine (9) members, FOR the election of the nominees named herein as directors, FOR the approval of the proposal to amend the 1992 Stock Option Plan to increase the number of shares available for grant from 1,350,000 to 5,400,000 shares, FOR the approval to amend the by-laws to authorize the removal of non-attending board members, and FOR the ratification of the authority of the Board of Directors' selection of the Company's independent auditors for the fiscal year 2000.

The Board of Directors knows of no other business to be presented at the 1999 Annual Meeting. If any other business is properly presented, the person named in the enclosed proxy will use his discretion in voting the shares. The proxy may be revoked at any time prior to the voting thereof by written request to the Company at 6203 Alabama Highway, P.O. Box 1067, Ringgold, Georgia 30736-1067,
Attention: Floyd S. Koegler, Jr., CFO. The proxy may also be revoked by submission to the Company of a more recently dated proxy. The giving of the proxy will not affect the right of a shareholder to attend the 1999 Annual Meeting and vote in person.

                          Outstanding Voting Securities

Only shareholders of record on November 12, 1999 are entitled to notice of and to vote at the 1999 Annual Meeting. On that date there were 34,785,611 shares of common stock issued and outstanding. The holder of each share of common stock is entitled to one vote on all matters submitted before the 1999 Annual Meeting or any adjournments of the 1999 Annual Meeting.

                 Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding beneficial ownership of Company common stock by (i) each person known by the Company to beneficially own more than 5% of the Company's shares; (ii) directors and person nominated to become directors of the Company and executive officers; and (iii) directors and executive officers of the Company as a group, all as of November 12, 1999, and by Mr. Poe on the date of his death.

                                                                                            Percentage
Name and Address of Beneficial Owner (a)              Shares Beneficially Owned              Ownership
----------------------------------------              -------------------------              ---------
(i) Tristram Colket (b)................................     3,333,333                          9.6%

(ii) Reg Burnett (c)...................................     1,333,500                          3.8%
      Henry Christopher (d)(k)........................        200,000                          0.6%
      Gary L. Coulter..................................     1,077,887                          3.1%
      Bruce C. Elliston (e).............................      202,600                          0.6%
      Jack F. Godfrey..................................        20,000                          0.1%
      Peter Greenberg (f)...............................      619,706                          1.8%
      Rodney C. Hardeman, Jr. (g)....................         378,333                          1.1%
      Edward Hine, Jr. (h)..............................      135,000                          0.4%
      Floyd S. Koegler, Jr. (i)(k).......................     351,667                          1.0%
      King Oehmig.....................................        350,000                          1.0%
      J. Darwin Poe.....................................      820,000                          2.4%

(iii) Group (eleven persons) (j).....................       5,488,693                         15.8%

---------------------

(a) Addresses are shown only for the beneficial owners of at least five-percent of the class of security shown.

(b) The address of the shareholder is 500 Chester Field Parkway, #170, Melvern Pennsylvania 19058.

(c) Includes 666,750 shares owned by RBI International Carpet Consultants of which Mr. Burnett is the majority owner.

(d) Includes 100,000 shares which may be acquired upon the exercise of options granted under the 1992 Stock Option Plan which are presently exercisable and 100,000 shares purchased for the benefit of Mr. Christopher from the Davenport Trust.

(e) Includes 163,000 shares which may be acquired upon the exercise of options granted under the 1992 Stock Option Plan which are presently exercisable.

(f)  Includes 13,000 shares owned by Mr. Greenberg's wife.

(g) Includes 333,333 shares which may be acquired upon the exercise of options which are presently exercisable.

(h) Includes 135,000 shares jointly owned with Mr. Hine's wife. Does not include 32,000 shares owned by Mr. Hine's children for which Mr. Hine's wife is custodian. Also does not include 185,000 shares owned by a trust of which Mr. Hine is a trustee and 1,000 shares owned by a minor of which Mr. Hine is the custodian.

(i) Includes 166,667 shares which may be acquired upon the exercise of options granted under the 1992 Stock Option Plan which are presently exercisable and 185,000 shares purchased for the benefit of Mr. Koegler from the Davenport Trust.

(j) Includes 1,048,000 shares which may be acquired upon the exercise of options which are presently exercisable.

(k) During the Company's successful reorganization, the Company determined to reward the employees of the Company who were employed during the period of reorganization and the Board of Directors authorized two Board members, Gary L. Coulter and J. Darwin Poe, who then served as the Secretary and President, respectively, of the Company negotiate the purchase of 1,000,000 shares of Tapistron common stock at a purchase price of 15 cents per share from the Lanier M. Davenport, Sr. Family Trust, the "Trust". This authorization, however, is not reflected in the minutes of Board actions taken during this time period. To finance the purchase price, Messrs. Coulter and Poe executed and delivered a Secured, Non-recourse Promissory Note and Stock Pledge Agreement, in the aggregate the "Financing Documents", with the Trust and financed the entire purchase price.

Although Messrs. Coulter and Poe executed the Financing Documents as "Trustees" and the shares purchased from the Trust were issued to Messrs. Coulter and Poe as "Trustees," there was no written trust agreement other than a list of the 26 employees of the Company who were employed during the Reorganization and hand written notes of the number of shares for each employee.

The intent of the purchase of the shares from the Trust as explained to the Board of Directors was to grant a stock bonus of 10,000 shares each to the 26 employees who remained employed by the Company during its Reorganization, when the shares were fully paid for and released from the security interest in favor of the Trust under the Financing Documents. The balance of the shares were to be offered to 11 employees whose efforts contributed to the successful reorganization of the Company, in the opinion of Messrs. Coulter and Poe, at the same price and on the same conditions as the shares were purchased from the Trust.

There are, however, no records of the Board taking any action to memorialize or ratify the intended plan of distribution for the shares purchased from the Trust.

In September, 1998, the Company made the payment of the first installment due to the Trust under the Financing Documents. Although the Board of Directors was briefed and informally approved the payment of the first installment, no formal authority was requested through an oversight.

On September 16, 1999, the Board of Directors approved the payment of the final installment due the Trust and the grant of 10,000 shares to each of the 26 employees, who were employed during the period of the Reorganization, in the aggregate, the "Grant Shares", and the Board also approved the offer of the remaining 740,000 shares purchased form the Trust, the "Purchased Shares," to the persons allotted as follows:


                    Kim Amos             115,000 shares
                    Joe Barker            90,000 shares
                    Henry Christopher     90,000 shares
                    Brenda Cooper         30,000 shares
                    Roger Ensley          30,000 shares
                    Shelly Garner         30,000 shares
                    Floyd Koegler        175,000 shares
                    Ronnie McGregor       30,000 shares
                    Jerry Ricketts        30,000 shares
                    John Samilo           90,000 shares
                    Yvonne Walko          30,000 shares

The Company expects to finalize the delivery of the Grant Shares to the 26 employees during the quarter ending January 31, 2000. The balance of the shares purchased from the Trust will be offered to the 11 persons on the list at the price purchased, and the Company will take no charge from that offer. To the extent that the persons who have the right to purchase shares do not consummate their full purchase allotment those shares will be held by the Company as treasury stock.

                                    (ITEM 1)

          TO INCREASE THE BOARD OF DIRECTORS FROM SIX TO NINE DIRECTORS

         Currently, the Board of Directors consists of six (6) Directors, each serving a three (3) year term. The Board recommends that the shareholders expand the Board from six to nine Directors. Under the current arrangement, the Board of Directors includes four (4) insiders, Mr. Reg Burnett, Chairman of the Board, Mr. Rod Hardeman, President, Mr. Henry Christopher, chief manufacturing consultant to the Company, and Mr. Edward Hine, Jr., General Counsel to the Company. By increasing the number of directors from six to nine directors, and electing three (3) directors for the term expiring 2002, the Board believes that it can diversify the Board of Directors by including constituencies and viewpoints that are important to the Company and who are not employed by the Company. Beyond the election of Messrs. Peter Greenberg and King Oehmig, who are, with their affiliates, two of the Company's larger individual stockholders, the Board does not have any present plans to fill the vacancies created if the Board is expanded.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE APPROVAL OF THE EXPANSION OF THE BOARD OF DIRECTORS FROM SIX TO NINE MEMBERS.

                                    (ITEM 2)

                              ELECTION OF DIRECTORS

Board of Directors

         The Board of Directors is divided into three classes, each class to be elected for three-year terms. The Board of Directors has nominated three persons to serve until the 2002 Annual Meeting or until their successors are duly elected and qualified. It is intended that the accompanying proxy will be voted for the election, as directors, of the three persons named below, unless the proxy contains contrary instructions. If any nominee should be unable to accept nomination or election as a director, which is not expected, the proxies may be voted with discretionary authority for a substitute designated by the Board of Directors; provided, however, that the proxies may not be voted for more than four nominees to the Board of Directors at the 1999 Annual Meeting. The election of a director requires the affirmative vote of a plurality of shares present or represented at the meeting.

         J. Darwin Poe served as Director and President and Chief Executive Officer of the Company from July 1, 1995 until his death on February 27, 1999. Mr. Poe guided the Company successfully through several years of adversity and challenging times including a Chapter 11 reorganization. Under Mr. Poe's leadership, the Company began a strong growing process that continues today.

         Mr. Poe's term as a Director would have expired at the 1999 Annual Meeting. Also, the term of Gary L. Coulter, a Director of the Company since April 1996, expires at the meeting. Mr. Coulter is Chairman and Chief Executive Officer of Spintek Gaming Technologies, Inc. and a partner in the law firm, Coulter & Davenport.

         In the event that the shareholders approve the increase in the Board of Directors from six to nine Directors, the Board of Directors recommends the election of two new Directors, Messrs. Peter Greenberg and King Oehmig, and the election of Edward Hine, Jr. for a full term. In the event that the shareholders do not approve the expansion of the Board of Directors from six to nine members, Mr. Hine will withdraw his name from consideration.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ELECTION OF THE FOLLOWING THREE NOMINEES TO SERVE UNTIL THE 2002 ANNUAL MEETING:

                   NOMINEES FOR ELECTION TO TERM EXPIRING 2002

Peter Greenberg                                             Nominee
                                                            Age:   36

         Mr. Greenberg graduated from the University of Florida in 1985 with a Bachelor's Degree in Finance. He has had a diversified work experience, which includes ownership in both manufacturing and sales businesses. Between 1985 and 1996, Mr. Greenberg had been a self-employed investor specializing in equity markets and foreclosure real estate. Currently, he is engaged in the hospitality industry and owns and operates the Morrison House in Alexandria, Virginia. He is also a partner in

Vacation Time, which is a private corporation focused upon resort development and time-shares sales and marketing. Mr. Greenberg serves as Chairman of the Alexandria Convention and Visitors Association.

Edward Hine, Jr.                                           Director since 1999
                                                           Age:  46

         Edward Hine, Jr. has represented the Company as General Counsel since 1998. In March 1999, he was elected to serve as a director on the Company's Board of Directors to fill the vacancy created by the death of Darwin Poe. He is a lawyer and principal in the firm Hine & Niedrach, P.C. The firm, which is based in Rome, Georgia has a business practice and has represented manufacturers, lenders and other entities involved in the carpet industry for over 20 years. Mr. Hine was an Honor graduate of Emory University in 1973 and received his law degree from Emory University School of Law in 1976. He is active in professional, state and local affairs. In the event that the shareholders do not approve the expansion of the Board of Directors from six to nine members, Mr. Hine will withdraw his name from consideration.

King Oehmig                                                Nominee
                                                           Age:  48

         Mr. Oehmig received his education at Baylor School, University of Virginia, B.A., University of the South, M. Div.; D. Min. He is an Episcopal Priest serving parishes in Tennessee, Mississippi, and Georgia and is currently at St. Barnabas Church in Trion, Georgia. Mr. Oehmig is an author of church literature and founder of the Synthesis Company, a publishing company. He is a general partner and investment advisor to 711 East, Ltd., an investment partnership created in 1987. He is past President of Habitat for Humanity in Cartersville, Georgia and in Chattanooga, Tennessee. He is on the Board of Trustees for Baylor School and University of the South.

                     INCUMBENT DIRECTORS - TERM EXPRING 2001

Henry B. Christopher                                      Director since 1998
                                                          Age:  64

         Henry Christopher has served as a Director since his retirement from the Company in July 1998. He has been associated with the Company for the past five years, most recently as Vice President of Operations. Prior to joining the Company, he managed his own company, Oxford Textile Mills, Inc. and was a pioneer in the development of fabricated area rugs. He is a native of Dalton, Georgia and has spent his entire career in the tufted carpet industry. Mr. Christopher is a graduate of Georgia Tech with a degree in Textiles.

Jack F. Godfrey                                         Director since 1999
                                                        Age:  59

         Jack Godfrey joined the Company's Board of Directors as of January 7, 1999 to serve a term of three years. Mr. Godfrey is currently President of Wayn-Tex, Inc. in Waynesboro, Virginia with offices in Dalton, Georgia. Prior to joining Wayn-Tex, Mr. Godfrey worked for Amoco Fabrics and Floor Covering Division from 1969 to 1997 as a Vice President and General Manager. He has numerous patents filed and assigned to Amoco during his tenure with the company. He is a graduate of Georgia Tech with a degree in mechanical engineering and a MBA from Valdosta State College. He has been recognized as a distinguished engineer from Georgia Institute of Technology. He has served on the board of directors for the Carpet & Rug Institute and the Floor Covering Marketing and Manufacturing Association

                    INCUMBENT DIRECTORS - TERM EXPIRING 2000

Reg Burnett                                                Director since 1998
                                                           Age:   65

         Reg Burnett has served as a Director since January 1998. He is the founder of RBI International Carpet Consultants, which was originated in 1967, and continues to serve as the President and Senior Consultant. Since 1981, Mr. Burnett has also served on the board of directors for two banks. He was educated at Bradford Textile College, now a division of Leeds University. He is recognized throughout the world as one of the most knowledgeable individuals in the carpet industry. Mr. Burnett has lectured on all aspects of carpet fibers, carpet yarn spinning, and the carpet industry in general at North Carolina State University; Auburn University; Kidder Minster College, England; Intercarpet in Austria; TIFCON in Blackpool, England; The Japanese Carpet Institute; The Australian Carpet Institute in China and at many other carpet conventions and technical conferences throughout the world.

Rodney C. Hardeman, Jr.                                   Director since 1998
                                                          Age:   53

         Rodney C. Hardeman, Jr. has served as a Director since January 1998. Mr. Hardeman became President & Chief Executive Officer on February 28, 1999. Prior to joining the Company, Mr. Hardeman was the President of Roga International - Division of EX-IM Marketing International, Inc. an international marketing concern. He received his degree in Business from Shorter College, Rome Georgia. Since 1991, he has served as a member of the Board for Shorter College and is also a board member for Admiral Travel, Inc., Atlanta, Georgia. Since 1994, Mr. Hardeman has served as a partner in the Chattanooga firm of Manner Technologies, L.L.C. and Vice President of Redux and Again, Inc., Rome, Georgia. Mr. Hardeman specializes in International Sales and Marketing.

                                 OTHER OFFICERS

Bruce C. Elliston

         Bruce C. Elliston joined the Company's staff as Executive Vice-President as of March 15, 1999. Mr. Elliston is a veteran of 26 years in the carpet industry. Until recently, he was responsible for BASF's worldwide Commercial Carpet Yarn business. He has broad experience with BASF in product marketing working with carpet mills, architects and designers, and commercial carpet specifiers and end-users. He is a graduate of Georgia Tech with a degree in industrial management and received his MBA from Georgia State University with a major in finance. Mr. Elliston serves on the board of directors of the Northwest Georgia United Way and the Dalton State College Foundation.

Floyd S. Koegler, Jr.

         Floyd S. Koegler, Jr. has served as Vice President Finance and Chief Financial Officer for the Company since September 1996. He is a Certified Public Accountant with a MBA from Brenau University in Gainesville, Georgia. He has an extensive background in corporate finance, which includes auditing and financial information analysis for Aladdin Mills, a carpet manufacturer, from 1994 until joining Tapistron. From 1990 to 1994, Mr. Koegler held controller positions at Crown America/Texture-Tex, Inc., a carpet yarn manufacturer, and Citizens Federal Savings and Loan. In addition, he served as CFO of the fiber spinning operations of Integrated Products, Inc. in Rome, Georgia, and he was a cost analyst for dyes and chemicals for American Emulsions and Coronet Industries.

         There are no arrangements or understandings known to the Company between any of the Directors or executive officers of the Company and any other person, pursuant to which any of such persons was or is to be selected as Director or an executive officer. There are no family relationships between any Director or executive officer of the Company. Directors hold office until the expiration of their respective terms or until their successors are elected and qualified. Officers are elected annually by the Board of Directors and serve at the discretion of the Board of Directors.

                   Information Regarding Meetings of Directors

         During the fiscal year ended July 31, 1999, the Company's Board of Directors held ten meetings. All of the Company's directors attended at least 75% of such meetings except Gary L. Coulter, who attended 4 meetings.

         The Board of Directors has two committees, a Compensation Committee and an Audit Committee. Messrs. Burnett and Coulter served as members of the Compensation Committee during 1999. The Compensation Committee is responsible for developing and communicating recommendations to the Board of Directors with respect to the Company's executive compensation policies, and determines, pursuant to the authority delegated by the Board of Directors, the compensation (including stock options) to be paid to the chief executive officer and each of the other executive officers of the Company. The Compensation Committee held one meeting during fiscal 1999. The Audit Committee consisted of Messrs. Coulter and Godfrey. The Audit Committee engages independent auditors and reviews audit fees, supervises matters relating to audit functions, reviews audit results with the auditors, and reviews the scope and results of the Company's internal auditing procedures and the adequacy of the internal controls. The Audit Committee did not meet during fiscal 1999.

                              Director Compensation

         Directors receive $100 per attendance for their services at board meetings of the Company as directors, which defrays personal expenses incurred in attending board meetings.

                             Executive Compensation

         The following table shows the aggregate cash compensation paid during the fiscal year ended July 31, 1999, 1998, and 1997 to the Company's Chief Executive Officer and Chief Financial Officer. No other executive officers of the Company received cash compensation in excess of $100,000 in fiscal 1999. Mr. Poe's compensation is also discussed, since he served as Chief Executive Officer until his death in February 1999.

                           Summary Compensation Table

                                                                                      Long Term
                                                                                    Compensation
                                                                                  ------------------
                                                     Annual Compenstion              Securities
                                     Fiscal     ----------------------------         Underlying              All Other
Name & Position                       Year         Salary          Bonus               Options             Compensation
---------------------------------    --------   -------------   ------------      ------------------     ------------------

J. Darwin Poe                         1999          $126,984       $ 61,568                       0                     $0
President &                           1998           196,004              0                       0                      0
Chief Executive Officer               1997           101,238              0                       0                      0
(Until February 27, 1999) (1)

Rodney C. Hardeman, Jr.               1999          $102,492             $0                 333,333                     $0
President &                           1998                 0              0                       0                      0
Chief Executive Officer (1)           1997                 0              0                       0                      0

Floyd S. Koegler, Jr.                 1999          $130,000             $0                 166,667                     $0
Chief Financial Officer               1998           131,000              0                       0                      0
                                      1997            85,000              0                       0                      0



(1) Mr. Hardeman was appointed President and Chief Executive Officer of the Company on February 28, 1999, following the death of Mr. Poe on February 27, 1999, and such events are reflected in the compensation amounts disclosed for 1999. Mr. Hardeman had served as Executive Vice President of the Company since August 17, 1998.

         The following table sets forth information concerning stock options granted in Fiscal 1999, including the potential realizable value of each grant assuming that the market value of the Company's Common Stock appreciates from the date of grant to the expiration of the option at annualized rates of (a) 5% and (b) 10%, in each case compounded annually over the term of the option. These assumed rates of appreciation have been specified by the Securities and Exchange Commission for illustrative purposes only and are not intended to predict future prices of the Company's Common Stock, which will depend upon various factors, including market conditions and the Company's future performance and prospects. All of the options listed below have exercise prices equal to the fair market value of the Common Stock at the date of grant.

                               1999 Option Grants
                                                                                          Potential Realizable
                                                                                            Value at Assumed
                                                                                              Annual Rates
                              No. of       % of Total                                        of Stock Price
                              Shares        Options                                         Appreciation for
                            Underlying     Granted to     Exercise                             Option Term
                              Options      Employees        Price      Expiration     ---------------------------------
Name                          Granted        1999*        ($/Share)       Date              5%               10%
----                        ------------   -----------   ------------  ------------   ---------------  ----------------
Rodney C. Hardeman, Jr.       333,333         36%           $ 0.23        3/18/09         $ 48,215       $ 122,187
Floyd S. Koegler, Jr.         166,667         18%           $ 0.23        3/18/09         $ 24,108       $  61,094



*In Fiscal 1999, options were granted covering 926,000 shares of Common Stock.

         The following table sets forth information concerning the aggregate number of options held and the value of unexercised "in-the-money" options held at July 31, 1999 (the difference between the aggregate exercise price of all such options held and the market value of the shares covered by such options at July 31, 1999). No options held by the Named Officers were exercised in Fiscal 1999.

                           1999 Year-end Option Values

                                        Options Value at July 31, 1999
                                        ------------------------------
                                  Number of                     Value of
                                  Shares Underlying             Unexercised
                                  Unexercised                   In-the-Money
                                  Options at                    Options at
                                  July 31, 1999                 July 31, 1999
                                  Exercisable/                  Exercisable/
Name                              Unexercisable                 Unexercisable
----                              -------------                 -------------
Rodney C. Hardeman, Jr.           333,333 / 333,333                  $0 /$ 0
Floyd S. Koegler, Jr.             166,667 / 166,667                  $0 /$ 0


                      Report of the Compensation Committee

         During fiscal year 1999, the Compensation Committee met on one occasion. No bonuses or increases in salaries to executive officers of the Company were approved at that meeting.

         Subsequently and after the death of Mr. J. Darwin Poe, the Board of Directors approved a posthumous bonus to Mr. Poe's Estate of $61,568, based on the services rendered to the Company by Mr. Poe prior to his death. The Board also elected Mr. Rodney C. Hardeman, Jr. as President and Chief Executive Officer of the Company and his annual salary was increased from $75,088 to $150,093 effective with the date of his election. In March 1999, the Company hired Mr. Bruce C. Elliston as Executive Vice President of Sales and Marketing at an annual salary of $70,096 plus a bonus based on the number of CYP machines delivered.

         The Company's Board of Directors also approved the grant of shares under the 1992 Stock Option Plan as set forth in the discussion of executive compensation, which discussion is incorporated herein by reference.

                                Performance Graph

         The following graph compares the percentage change in the Company's cumulative total shareholder return with returns based on the NASDAQ Stock Market (U. S. companies) Index and a peer group index, consisting of companies reporting under the Standard Industrial Classification Code 355 (Special Industry Machinery, Except Metalworking Machinery).

                Comparison of Five-Year Cumulative Total Returns

                              Performance Graph for

                          TAPISTRON INTERNATIONAL, INC.

             Prepared by the Center for Research in Security Prices

                 Produced on 10/29/99 including data to 7/30/99


                                 [Graph omitted]

                                                           Legend

Symbol     CRSP Total Returns Index for:             7/29/94  7/31/95  7/31/96  7/31/97 7/31/98   7/30/99
------     -----------------------------             -------  -------  -------  ---------------   -------
           TAPISTRON INTERNATIONAL, INC.              100.0     50.0      6.8     11.4     11.3      5.1
--------
 ...--...   NASDAQ Stock Market (US Companies)         100.0    140.3    152.9    225.7    265.6    379.9

--------   NASDAQ Stocks (SIC 3550-3559 US            100.0    233.7    121.8    331.9    213.9    402.4

           Companies) Special Industry Machinery,

           Except Metalworking Machinery

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D.   The index level for all series was set to $100.0 on 7/29/94.

E. Data for TAPISTRON INTERNATIONAL, INC. from 8/30/96 to 7/30/99 was provided by the client.

                 Certain Relationships and Related Transactions

         All transactions involving related parties must be approved by a majority of the disinterested members of the Company's Board of Directors. The Company has, and expects to have, transactions in the ordinary course of its business with Directors and Executive Officers of the Company and their affiliates, including members of their families or corporations, partnerships or other organizations in which such Directors or Executive officers have a controlling interest, on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties.

         During the year ended July 31, 1999, the Company borrowed amounts totaling $155,000 from RBI International Carpet Consultants, Inc., a company of which Mr. Burnett is majority stockholder. Mr. Burnett is also Chairman of the Board of the Company. All but $50,000 was paid back to Mr. Burnett during the year.

         During the year ended July 31, 1999, the Company paid $56,085 for consulting services to Oxford Textile Mills, Inc., a company that is owned by a Mr. Christopher, a director of the Company.

         During the year ended July 31, 1999, the Company paid $20,941 for legal fees to Hine & Niedrach, P.C., a firm that is Mr. Hine, a director, is a partner.



                                    (ITEM 3)

To Increase the Number of Shares Authorized for Issuance Pursuant to the Stock
         Option Plan of 1992 from 1,350,000 Shares to 5,400,000 Shares.

         The existing stock option plan was adopted when the Company had 8,825,756 shares issued and outstanding. Since the recapitalization completed as part of its successful reorganization, the Company now has 34,785,611 shares issued and outstanding. While the number of shares has increased 25,959,855 since the original plan was adopted, the amendment to the stock option plan would increase the number of shares, which could be issued pursuant to it by 4,050,000. Increasing the number of shares will allow the Company to offer significant incentives to key persons in the form of stock options.

         The Board of Directors anticipates that any future stock option grants will be tied to performance benchmarks including, but not limited to, increases in the underlying value of the Company's common stock.

         At the present, the Company has granted 926,000 options to key personnel, and unless the current Stock Option Plan is amended, the Board of Directors will not have this incentive to reward outstanding future performance.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE APPROVAL OF THE PROPOSAL TO AMEND THE 1992 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR GRANT FROM 1,350,000 TO 5,400,000 SHARES.

                                    (ITEM 4)

To Amend the By-Laws to Provide a Procedure for the Removal of Directors who do
                 not Attend Meetings of the Board of Directors

         Currently, the By-Laws does not provide a provision for removing directors who do not regularly attend meetings of the Board of Directors. During the last year, one director attended only forty (40%) of the ten (10) regularly scheduled meetings of the Board of Directors. Because the Company needs the active involvement of its directors, the Board of Directors recommends that the By-Laws be amended to provide a procedure for the removal of directors who miss more than twenty-five (25%) percent of the regularly scheduled meetings of the Board during any consecutive twelve (12) month period.

         If amended, the Chairman of the Board may recommend to the full Board the removal of any director who fails to attend at least seventy-five (75%) percent of the regularly scheduled Board meetings in any twelve (12) month period. If the full Board adopts that recommendation by resolution, the Director is removed and the vacancy created by that removal may be filled according to the By-Laws.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE APPROVAL TO AMEND THE BY-LAWS TO AUTHORIZE THE REMOVAL OF A NON-ATTENDING BOARD MEMBER.

                                    (ITEM 5)

             Ratification of Selection of 2000 Independent Auditors

         The Board of Directors has selected the Company's independent auditors for the year 2000, subject to approval by the shareholders not later than the date of the 1999 Annual Meeting. Dudley, Hopton-Jones, Sims & Freeman PLLP served as independent auditors of the Company for the year ended July 31, 1999. Representatives of the firm will be present at the 1999 Annual Meeting, have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

         The affirmative vote of the holders of a plurality of the outstanding shares of common stock entitled to vote at the Meeting is required to ratify the selection of the Company's independent auditors for the year 2000.

THE BOARD OF DRECTORS RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE SELECTION OF THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR 2000.

            Compliance with Section 16(a) of the Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and 10% or greater shareholders of the Company ("Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership (Form 3) and reports of changes in ownership of equity securities of the Company (Form 4 and Form 5). To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that certain reports were not required, during the fiscal year ended July 31, 1999, the Reporting Persons have complied with all applicable Section 16(a) filing requirements, except that Rodney C. Hardeman, Jr., President and CEO, filed a Form 4 Report of Changes in Beneficial Ownership of Securities with the SEC late.

       Shareholders' Proposals for 2000 Annual Meeting to be Held in 2001

Shareholders' proposals intended to be presented at the 2000 Annual Meeting of Shareholders to be held in 2001 must be received by the Company no later than August 7, 2000 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                  Other Matters

         The Board of Directors, at the time of the preparation of this Proxy Statement, knows of no business to come before the meeting other than that referred to herein. If any other business should come before the meeting, the persons named in the enclosed Proxy will have discretionary authority to vote all proxies in accordance with his best judgment.

         Upon the written request of any record holder or beneficial owner of common stock entitled to vote at the 1999 Annual Meeting, the Company, without charge, will provide a complete copy of its Annual Report on Form 10-K for the year ended July 31, 1999, as filed with the Securities and Exchange Commission. Requests should be directed to Floyd S. Koegler, Jr., CFO, Tapistron International, Inc., 6203 Alabama Highway, P.O. Box 1067, Ringgold, Georgia 30736, which is the address of the Company's principal executive offices.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Reg Burnett
                                              --------------------------------
                                              Chairman of the Board

Ringgold, Georgia

December 1, 1999

                                  ANNUAL REPORT

                          TAPISTRON INTERNATIONAL, INC.

                              6203 Alabama Highway

                                  P.O. Box 1067

                          Ringgold, Georgia 30736-1067

                        (706) 965-9300 Fax (706) 965-9310

         The annual report of the Company to the Securities and Exchange Commission on Form 10-K is being distributed to the shareholders as the annual report of the Company to accompany the Company's proxy statement for the annual shareholders meeting.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JANUARY 6, 2000

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TAPISTRON INTERNATIONA, INC.

6203 Alabama Highway o P.O. Box 1067 o Ringgold, Georgia 30736

         The undersigned shareholder hereby appoints Rodney C. Hardeman , as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated below, all the shares of common stock of Tapistron International, Inc., held of record by the undersigned on November 12, 1999, at the Annual Meeting of Shareholders to be held January 6, 2000, or any adjournment thereof.

         The Board of Directors recommends a vote FOR (1), (2), (3), (4) and
(5).

(1)      TO EXPAND BOARD MEMBERS FROM SIX (6) TO NINE (9) MEMBERS.


          [ ] FOR               [ ] AGAINST                [ ] ABSTAIN

(2) ELECTION OF DIRECTORS WITH THE NOMINEES TO SERVE A THREE-YEAR TERM EXPIRING AT FISCAL 2002 ANNUAL MEETING.

         Peter Greenberg          Edward Hine, Jr.        King Oehmig

         [ ] FOR                  [ ] FOR                 [ ] FOR
         [ ] WITHHOLD AUTHORITY   [ ] WITHHOLD AUTHORITY  [ ] WITHHOLD AUTHORITY

(3) TO APPROVE AN AMENDMENT TO THE 1992 STOCK OPTION PLAN INCREASING THE NUMBER OF SHARES AVAIALBLE FOR GRANT FROM 1,350,000 SHARES TO 5,400,000 SHARES.

                                                                (See Other Side)

(4)      TO AMEND THE BY-LAWS TO AUTHORIZE THE REMOVAL OF NON-ATTENDING BOARD
         MEMBERS.

          [ ] FOR               [ ] AGAINST                [ ] ABSTAIN

(5) TO RATIFY THE SELECTION OF DUDLEY, HOPTON-JONES, SIMS & FREEMAN, PLLP, AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2000.

          [ ] FOR               [ ] AGAINST                [ ] ABSTAIN

--------------------------------------------------------------------------------
(6) IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS (1), (2), (3), (4) AND (5).

                                           Dated:
                                                 -------------------------------

                                           -------------------------------------
                                                          Signature

                                           -------------------------------------
                                                 Signature (if held jointly)


                                    Please sign exactly as name appears on your certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                                                (See Other Side)